                                                                    EXHIBIT 3.44

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 03/07/2002
                                                          020154275 - 3499598

                            CERTIFICATE OF FORMATION

                                       OF

                        CYPRUS CREEK LAND RESOURCES, LLC

         1. The name of the limited liability company is Cyprus Creek Land Resources, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cyprus Creek Land Resources, LLC, this 6th day of March, 2002.

                                                              Jeffery L. Klinger
                                                              ------------------
                                                          /s/ Jeffery L. Klinger
                                                          ----------------------
                                                          Organizer